TELECOM/OFFICE LEASE AGREEMENT

BETWEEN

BANK BUILDING LIMITED PARTNERSHIP, LLC.

AND

WINSONIC DIGITAL MEDIA GROUP, LTD.

-i-

-ii-

TELECOM / OFFICE LEASE BASIC INFORMATION
DATE:

LANDLORD:	BANK BUILDING LIMITED PARTNERSHIP

ADDRESS:	c/o Ultima Real Estate Services, L.L.C.
55 Marietta Street, N.W.
Suite 900
Atlanta, Georgia 30303

TENANT:	WINSONIC DIGITAL MEDIA GROUP, LTD,

ADDRESS:	55 Marietta Street, NW
Suite 1600
Atlanta, GA 30303

CONTACT:	Mr. Winston D. Johnson

ADDRESS FOR NOTICE	Winsonic Digital Media Group
Centennial Tower, Suite 2600
101 Marietta Street
Atlanta, GA 30303

ADDRESS FOR NOTICE	c/o Ultima Real Estate Services
TO LANDLORD:	55 Marietta Street, N.W.
Suite 900
Atlanta, Georgia 30303
Facsimile No. (404) 222-0910)

LEASED PREMISES:	Described in Exhibit "A" attached.

NET RENTABLE
AREA OF LEASED PREMISES:	Approximately 12,080 square feet

PERCENTAGE SHARE
OF SPACE:	3.25%

TERM COMMENCEMENT:	May 1, 2007

TERM EXPIRATION:	April 30, 2017

BASE MONTHLY RENTAL:	Dates	Rate PSF	Monthly amount

	05/01/07 - 02/28/08	$8.72	$8,778.13
	03/01/08 - 04/30/12	$17.45	$17,566.33
	05/01/12 - 04/30/17	$19.00	$19,126.67

The Base Monthly Rental actually payable from time to time, shall be subject to such adjustments as shall be made pursuant to Paragraph 6 of this Office Lease Agreement (Rental Adjustment).

BASE YEAR:	2007

SECURITY DEPOSIT
PAYABLE UPON EXECUTION:	$17,566.33

FIRST MONTH'S RENTAL
PAYABLE UPON EXECUTION:	$8,778.13

EXHIBITS AND ADDENDA:	Exhibit "A" - Leased Premises
Exhibit "B" - Initial Improvement of Premises
Exhibit "C" - Special Stipulations
Exhibit "D" - Rules & Regulations
Exhibit "E" - Brokerage/Agency
Exhibit “F”- Moving/contractor policy
Exhibit “G” -License Agreements

This Telecom/Office Lease Basic Information must be read in reference to this Telecom/Office Lease Agreement as a whole and is provided for convenience of reference. In the event of any conflict between this Telecom/Office Lease Basic Information and the terms and conditions of the Telecom/Office Lease Agreement, the Telecom/Office Lease Agreement shall control, except as to the number of square feet of the Area of Leased Premises which shall be as stated in this Telecom/Office Lease Basic Information.

IN WITNESS WHEREOF, the parties have hereunto set their hands, as of the day and year first above written.

As to Tenant:

Signed, sealed and delivered in the presence of:

TENANT:
WINSONIC DIGITAL MEDIA GROUP, LTD

By: /s/ Winston D.Johnson	/s/ Janice F. Alfred
Mr. Winston D. Johnson	Witness
Title: Founder, Chairman

As to Landlord:

Signed, sealed and delivered in the presence of:

BANK BUILDING LIMITED PARTNERSHIP, LLC, a Georgia Partnership
By: Ultima Marietta Holdings Ltd, General partner

By: /s/ Thomas Bauer	/s/ Richard Ullmann
Thomas Bauer	Witness
Title: Attorney in Fact

OFFICE/ TELECOM LEASE

THIS LEASE is made and entered into this  8th  day of February , 2007 by and between BANK BUILDING LIMITED PARTNERSHIP, LLC, (hereinafter referred to as the "Landlord") and WINSONIC DIGITAL MEDIA GROUP, LTD. (hereinafter referred to as the "Tenant").

WITNESSETH:

That in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
LEASED PREMISES. Landlord does hereby lease and rent to Tenant, and Tenant does hereby lease, take and rent from landlord, the Leased Premises described in Paragraph 2d below. No easement for light, air or view is included in this Lease of the Leased Premises, and no diminution or shutting off of light or air or view by any structure which may be now or hereafter erected shall affect this Lease. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Leased Premises or the Building. Unless otherwise provided for in this Lease, Tenant agrees to accept the Leased Premises in its “as is” physical condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements (or to provide any allowance for same) except as provided for on Exhibit “B”.

2.	DEFINITIONS.

a. Base Monthly Rental. The term "Base Monthly Rental" shall mean the monthly rental amount specified in the Office Lease Basic Information, subject to adjustments as provided herein.

b. Building. The term "Building" shall mean those improvements located at 55 Marietta Street NW Atlanta, Georgia 30303 and commonly known as "55 Marietta Street".

c. Common Area. The term "Common Area" shall mean the total area on a floor consisting of rest rooms, janitor, telephone and electrical closets, mechanical areas and public corridors providing access to tenant space on such floor, but excluding public stairs, elevator shafts and pipe shafts, together with the enclosing walls thereof.

d. Leased Premises. The term "Leased Premises" shall mean that area of the Building shown or designated on the floor plan attached hereto as Exhibit "A" and incorporated herein by reference and as specified in the Office Lease Basic Information attached hereto.

e. Net Rentable Area. The term "Net Rentable Area" shall mean: (i) as to a floor leased entirely by Tenant, all areas within the exterior glass line of the Building to the opposite exterior glass line, including restrooms, janitor, telephone and electrical closets, mechanical areas, and columns and projections necessary to the Building, including public stairs, elevator shafts and pipe shafts, together with the enclosing walls thereof; (ii) as to a floor a portion of which is leased by Tenant, the aggregate of the Net Usable area (as defined below) of the portion of the floor occupied by Tenant, plus the result obtained by multiplying the areas of the Common Area on such floor times a fraction, the numerator of which is the Net Usable Area of Tenant's portion of the floor and the denominator of which is the Net Useable Area of all Tenant space (whether leased or unleased, improved or unimproved) on such floor. Tenant agrees to the Net Rentable Area specified in the Office Lease Basic Information.

f. Net Usable Area. The term "Net Usable Area" shall mean all floor area in the Leased Premises as measured to the exterior glass line and from centerline to centerline of all perimeter partitions, without deduction for columns and projections necessary to the Building. Tenant agrees to the Net Usable Area specified in the Office Lease Basic Information.

g. Operating Expenses. The term "Operating Expenses" shall mean all costs of management, operation, and maintenance of the Building, as determined by Landlord in its sole discretion, and as calculated by Landlord in accordance with Landlord's ordinary and customary method of accounting, including, without limitation; (1) all costs of electricity, natural gas, fuel oil, water, waste disposal, sewer and other utilities servicing the Building; (2) all insurance premiums and management fees; (3) real property taxes, general or special assessments imposed upon the Building, personal property taxes imposed upon any personal property used in the management, operation and maintenance of the Building, all reasonable costs (including attorneys' fees, experts' and witnesses' fees) incurred in contesting the validity or amount of any taxes or assessments or in obtaining a refund thereof, and if any tax or assessment (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord as the owner of the Building, or the occupancy, rents or income from the Building, in substitution for any taxes or assessments, then such other tax or assessment, computed as if the Building were Landlord's sole asset, will be deemed a part of taxes and assessments; (4) all costs of maintenance, operation, and repair of the Building (including maintenance of all elevators, HVAC, electrical, and other systems and equipment contained therein), and the costs of replacing tools or equipment used for such maintenance, operation or repair), (5) all general administrative expenses regarding the operation and maintenance of the Building (including wages, fees, payroll and benefits of janitorial, security, grounds and building maintenance, and administrative personnel and contractors , and accounting, legal and other professional fees); (6) the rent or rental value of the Building's management office; (7) the costs of licenses, permits and similar fees and charges; and (8) amortization of capital improvements made to the Building after Term Commencement which are undertaken primarily for the purpose of reducing Operating Expenses, or which are required to comply with any laws, ordinances, rules or regulations.

h. Percentage Share of Space. The term "Percentage Share of Space" for purposes of Paragraph 6 shall mean the percentage specified in the Office Lease Basic Information.

3.
TERM OF LEASE. The term of this Lease (the "Term") shall commence on the Term Commencement date, and unless sooner terminated as hereinafter provided, shall end on the Term Expiration date; as such dates are respectively specified in the Office Lease Basic Information. The terms and conditions of this Lease shall include and govern all renewal periods of the Lease, if any, as such dates and under such other terms and conditions as are respectively specified in the Office Lease Basic Information. Landlord agrees to proceed with due diligence to complete the construction of the Leased Premises or to otherwise prepare the Leased Premises for Tenant's occupancy on or before the Term Commencement. In the event that Tenant, with Landlord's consent, occupies the Leased Premises at any time prior to Term Commencement, then Term Commencement shall be on the date of such occupancy, and Tenant shall pay to Landlord a pro rata share of the Base Monthly Rental for the period from such commencement date through the first day of the month next following or, if this Lease provides for Rental Abatement as set forth in the Office Lease Basic Information, then the Term Commencement shall be deemed to be the date of such occupancy and a pro rata share of the first monthly payment of Base Monthly Rental shall be due and payable upon expiration of the exact amount of time of Rental Abatement specified. Thereafter, the schedule of Basic Monthly Rental shall be unaltered.

4.
POSSESSION. Taking of possession by Tenant shall be deemed conclusively to establish that the Leased Premises have been prepared or completed in accordance with the Initial Improvement of Premises (see Exhibit "B" attached) and that the Leased Premises are in good, satisfactory and acceptable condition. If this Agreement is executed before the Leased Premises herein become ready for occupancy and Landlord cannot acquire and/or deliver possession of the Leased Premises by Term Commencement, this Lease shall not be void or voidable; and Tenant waives any claim for damages due to such delay. Landlord waives the payment of any rental or the running of any Rental Abatement until Landlord delivers possession of the Leased Premises to Tenant, unless specified otherwise in the Office Lease Basic Information or any Exhibit attached hereto. No delay in delivery or possession shall operate to terminate this Lease, but such delay shall operate to extend the Term Commencement and the Term Expiration hereof (except for Tenant-caused delays which shall not be deemed to delay commencement of the Term).

5.	BASE MONTHLY RENTAL.

a. Subject to the further provisions of this Paragraph 5, Tenant shall pay to Landlord the Base Monthly Rental specified in the Office Lease Basic Information, which shall be payable by the first day of each month, in advance, without prior demand and without any deduction or set-off, during the Term, except that the payment of the first month of Base Monthly Rental in the amount specified in the Office Lease Basic Information, after expiration of any Rental Abatement as provided therein, shall be paid simultaneously with the execution of this Lease by Tenant. Base Monthly Rental shall at all times be subject to Rental Adjustment as provided in Paragraph 6 below.

b. It is acknowledged and agreed that the late payment by Tenant to Landlord of Base Monthly Rental or any other rent, additional rent, or other sums due under the Lease shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing, clerical and accounting charges, lost interest, and late charges which may be imposed on Landlord by the terms of any security instrument. Therefore, if Landlord does not receive any installment of Base Monthly Rental, or any other rent, additional rent, or other sum by the end of the 5th day following the date due, a late fee of five percent (5%) shall be imposed upon such Base Monthly Rental, rent, additional rent, or other sum. In addition, at Landlord's option, all unpaid rents will accrue interest at the rate of eighteen per centum (18%) per annum from the due date until paid.

6.
RENTAL ADJUSTMENT. Tenant agrees to pay Landlord as additional rent each year beginning after the last day of the Base Year as stated in the Office Lease Basic Information, on demand, Tenant's pro-rata share of all Operating Expenses in excess of those for the Base Year. For purposes of this Paragraph, Tenant's share of such Operating Expenses shall equal the total amount of such Operating Expenses of the Building for the applicable calendar year less the total amount of the Operating Expenses of the Building for the Base Year multiplied by Tenant's Percentage Share of Space as stated in the Office Lease Basic Information. It is understood, and Tenant hereby specifically agrees, that in no event shall the Operating Expenses for any calendar year be calculated or deemed to equal less than those computed for the calendar year immediately preceding. At landlord's election, and beginning not sooner than the first day of the first calendar month after expiration of (i) the Base Year (as specified in the Office Lease Basic Information) or (ii) Rental Abatement (whichever shall last occur), an amount equal to one-twelfth (1/12) of Landlord's good faith estimate of the additional rent due hereunder for the calendar year during which the (i) Base Year or (ii) Rental Abatement period expires (whichever is later) shall be payable each month in advance as additional rent, along with Base Monthly Rental, on the first day of each month of such year, with an adjustment to be made between Tenant and Landlord within sixty (60) days after the end of such year to account for any differences between such estimated additional rent and that actually due. If the difference between such estimated additional rent and that actually due results in an amount due Landlord from Tenant, Tenant shall pay such amount to Landlord within ten (10) days after notice from Landlord to Tenant, and if any such amount is due to Tenant from Landlord, Landlord shall apply such amount against Tenant's next due estimated additional rent payment. Tenant's obligation to pay for increases in Operating Expenses as provided herein shall survive any expiration or other termination of this Lease.

7.	SECURITY DEPOSIT.

a. As security for the faithful performance by Tenant throughout the Term (and any renewals and extensions of the Term) of all the terms and conditions of the Lease on the part of Tenant to be performed, Tenant has deposited with Landlord the sum shown in the Office Lease Basic Information as the Security Deposit (hereinafter referred to as the "Security Deposit"). Such amount shall be returned to Tenant, without interest, within ninety (90) days after the latter of the Term Expiration as set forth in the Office Lease Basic Information or the day Tenant actually vacates the Leased Premises, provided Tenant has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord shall have at any time during the Term the right to apply all or any part of the Security Deposit toward the cure of any default of Tenant; provided, however, that the Security Deposit will not be a limitation on Landlord's damages or other rights under this Lease, or a payment of liquidated damages. If all or any part of the Security Deposit is so applied by Landlord, then Tenant shall immediately pay to Landlord upon demand an amount sufficient to return the Security Deposit to the balance on deposit with Landlord prior to said application.

b. As additional security for Tenant's obligation to take possession of the Leased Premises on the date of the Term Commencement and to comply with all of Tenant's covenants, warranties, agreements and provisions on the Term Commencement, Tenant has herewith paid to Landlord the first month of Base Monthly Rental as provided in Paragraph 5 above, for purposes of application in reduction, but not in satisfaction, of damages which may be suffered by Landlord if Tenant fails to take possession or to commence the payment of Base Monthly Rental in accordance with Tenant's obligations under this Lease. The first month's Base Monthly Rental paid pursuant to Paragraph 5 above, as referenced in this Paragraph, shall be applied to the first full month of Base Monthly Rental as provided in the Office Lease Basic Information, provided Tenant is not then in default hereunder, subject to such additional amount which may be due from and payable by Tenant pursuant to Paragraph 6 above.

c. In the event of a sale or transfer of Landlord's interest in the Leased Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the Security Deposit and first month's rent to the purchaser or lessee, as the case may be, and Landlord shall be relieved of all liability to tenant for the return of such amounts. Tenant shall look solely to the new owner or landlord for the return of the same.

d. Landlord may commingle the Security Deposit and the first month's Base Monthly Rental along with any other sums paid by Tenant to Landlord with other or similar deposits made by other tenants occupants of the Building or with Landlord's general operating funds.

e. The Security Deposit may not be assigned or encumbered by the Tenant, and any attempted assignment or encumbrance by the Tenant shall be null and void.

8.
USE AND OCCUPANCY. Tenant agrees that the Leased Premises will be used only for general office purposes and for no other purpose (unless stipulated in differently in Exhibit C “Special Stipulations”), that no unlawful use of the Leased Premises will be made, and that no sign may be painted or displayed on any part of the Building, except that the name and business or profession of Tenant may be posted in an appropriate manner approved in advance by Landlord, in its discretion, on or adjacent to the door or doors to the Leased Premises. Any such sign shall be provided by Landlord, at Tenant's expense, payable upon demand. Tenant shall not use or occupy the Leased Premises in any manner which would violate any certificate of occupancy issued for the Leased Premises, that would cause damage to the Building, that would constitute a public or private nuisance, that would disturb the quiet enjoyment of other tenants of the Building, or that would violate any law, ordinance, order, rule, regulation, or other governmental requirement. Tenant affirmatively covenants and agrees to comply with all laws, ordinances, orders, rules, regulations, and any other governmental requirements relating to the use, condition or occupancy of the Leased Premises, and all rules, orders, regulations and requirements of the board of fire underwriters or insurance service office, or any other similar body having jurisdiction over the Building. The cost of such compliance shall be borne by Tenant. Upon the termination of this Lease, Tenant will vacate and surrender possession of the Leased Premises to Landlord in as good condition as the Leased Premises were at the commencement of this Lease, normal wear and tear excepted. Landlord disclaims any warranty that the Leased Premises are suitable for Tenant’s use and Tenant acknowledges that it has had a full opportunity to make its own determination in this regard.

9.
UTILITIES. So long as Tenant is not in default under this Lease, Landlord shall supply electric current for the lighting fixtures as installed in the Leased Premises, toilets, corridors, and restrooms, and for normal use by electrically powered office machines requiring 110 volt general (but no dedicated) electrical lines, but Landlord shall not be responsible for any power failure or fluctuations. Landlord shall furnish a reasonable amount of hot and cold running water to lavatories and toilets in or proximate to the Leased Premises and shall keep all plumbing in good repair. It is specifically agreed that Landlord undertakes to furnish only a reasonable amount of electric current and water and that Landlord reserves the right to install meters and to make extra rental charges for any consumption of electric current or water which it deems, in its discretion, to be greater than normal office use, or to be excessive or wasteful as compared to other office tenants in the Building.

10.
HEATING AND AIR CONDITIONING. Landlord shall maintain and operate heating, air conditioning and ventilation systems for all common area parts of the Building except storage space. The heating, air conditioning and ventilation systems shall be operated and maintained, except on holidays and Sundays, between the hours of 8:00 a.m. and 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays.

11.
ELEVATORS.  Landlord shall furnish non-attended elevator service (if the Building has such equipment serving the Leased Premises), in common with Landlord and other tenants and occupants and their agents and invitees, to all occupied floors of the Building during ordinary business hours and make a reasonable number of elevators available for such persons as properly enter the Building at other times.

12.
INTERRUPTION OF SERVICES. Landlord shall not be liable for damages to Tenant alleged to be caused or occasioned by or in any way connected with or as a result of any interruption, defect or breakdown from any cause whatever in any of the services herein referred to in Paragraphs 8, 9, 10 and 11 above, or elsewhere herein, and no actual or constructive eviction of Tenant shall be deemed to have occurred hereunder by virtue of any such interruption, defect, or breakdown. However, within a reasonable period of time after receipt of actual written notice of any such interruption, defect or breakdown, Landlord will take such steps as Landlord deems reasonable to restore any such interrupted service or to remedy any such defect.

13.	MAINTENANCE AND ALTERATIONS.

a. Any alterations, additions or improvements permitted herein, other than the Landlord Contribution to the Tenant Improvements as set forth in Exhibit "B" attached, and as limited therein, shall be made at the sole expense of Tenant. Tenant agrees that Tenant will make no alterations, additions or improvements to the Leased Premises without the prior written consent of Landlord. Landlord may withhold its approval, in Landlord's sole and absolute discretion, for any alterations, additions or improvements to the Leased Premises if such alterations, additions or improvements affect the structural components and elements, or the electrical, plumbing or mechanical systems, of the Building. All alterations, additions or improvements made by and for Tenant, including but not limited to, any and all subdividing partitions, walls or railings of whatever type, material or height, but excepting moveable equipment, movable office furniture or furnishings put in at the expense of Tenant, shall, when made, be the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at Term Expiration or any earlier termination of this Lease. Any moveable equipment, moveable furniture or furnishings installed in, or removed from, the Leased Premises shall be installed or removed without damage to the Leased Premises or the Building, or Tenant shall promptly repair such damage. Upon the Term Expiration or any earlier termination of this Lease, Tenant shall remove all moveable equipment, moveable furniture or furnishings installed in the Leased Premises, or any such property remaining in the Leased Premises after Term Expiration or earlier termination shall be deemed to have been abandoned and may be removed by Landlord at Tenant's expense. Tenant accepts the Leased Premises in its present condition and as suited for the use and purposes contemplated by Tenant. Landlord shall not be required to make any repairs or improvements to the Leased Premises except as herein set forth and shall not, under any circumstances, be required to make any repairs necessitated by virtue of Tenant's or its agents' or visitors' actions. Otherwise, Tenant shall keep the Leased Premises in good order, condition and repair, including but not limited to the floors, walls, ceilings, light fixtures, and plumbing fixtures. Any repainting, renovation or decoration of the Leased Premises shall be at the sole expense of Tenant. Tenant shall keep the Leased Premises in as good a state of repair as when received, normal wear and tear excepted. Tenant is hereby permitted to make such repairs to the Leased Premises at its own expense that Tenant may deem advisable during the term of this Lease and without liability on the part of Landlord that written consent of Landlord shall first be obtained. Tenant will pay or cause to be paid all costs and charges for work done by it or caused to be done by it, in or to the Leased Premises or the Building, and for all materials furnished for or in connection with the work. Tenant will indemnify and hold Landlord harmless from all liabilities, liens, claims, costs, and demands on account of such work. If any mechanic's, material man’s or other lien is filed against the Leased Premises or the Building, Tenant will cause such lien to be discharged of record within ten (10) days after the lien is filed. Nothing contained in this Lease is the consent or agreement of Landlord to subject Landlord's interest in the Leased Premises or the Building to liability under any lien law. Tenant will fully reimburse Landlord for any costs occasioned by the acts of Tenant and paid by Landlord, including legal fees.

b. With respect to work by Tenant on the Initial Improvements of the Leased Premises as provided in Exhibit "B" of this Lease, and with respect to any alterations, additions, improvements, renovations, repairs or decorations which Tenant may, in the future, be permitted to make or construct in the Leased Premises, such work by Tenant shall be subject to the following standards:

(i) Whenever, after the Term Commencement, Tenant is permitted or required to maintain and repair, or make additions or alterations to, the Leased Premises, Tenant shall commence such work only after Landlord has approved the plans therefor and any contractor proposed by Tenant to perform the work.

(ii) Tenant shall cause the work to be done and completed in a good, substantial and workman-like manner free from faults and defects, in compliance with all laws, ordinances, rules and regulations, and should utilize only new materials and supplies. Tenant shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities relating to Tenant's work, and the Landlord shall not have any duty or obligation to inspect the work, but shall have the right to do so.

(iii)  Whenever Tenant is required to perform any work on the Leased Premises, Tenant shall promptly commence the work and, once commenced, diligently and continually pursue the work and complete the work in a reasonable time. Tenant shall supervise and direct the work utilizing its best efforts and reasonable care, and assign qualified personnel to the work in order to cause the work to be completed in an expeditious fashion.

(iv) Except as provided in Exhibit "B" with respect to Landlord's Contribution toward the initial improvement of the Leased Premises, Tenant shall provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the work. Tenant shall promptly pay when due all costs and expenses incurred in connection with the work, and not permit or suffer to exist any liens against the Building. Tenant shall pay all fees and taxes required by law in connection with the work, and procure all permits and licenses necessary for the performance of the work.

(v) Tenant shall be responsible for the acts and omissions of all of its employees and all other persons performing any of the work. Tenant shall initiate, maintain and supervise all necessary safety precautions and programs in connection with the work, and take all reasonable protection to prevent damage, injury or loss to, the work, all persons performing work on the Leased Premises, all other persons who may be involved in or affected by the work, all materials and equipment to be incorporated in the work, and all other property on the Leased Premises or adjacent thereto.

(vi) Tenant shall defend, indemnify and save Landlord and its officers, employees and agents harmless from all liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature arising out of, by reason of, or in connection with Tenant's work.

14.
RIGHT OF ENTRY. Tenant agrees that Landlord shall have the right to enter and to grant licenses to enter the Leased Premises at any time, (a) to examine the Leased Premises, (b) to make alterations and repairs to the Leased Premises or to the Building (including the right, during the progress of such alterations or repairs, to keep and store within the Leased Premises all necessary materials, tools and equipment), (c) for any purpose which Landlord may deem necessary for the operation and maintenance of the Building, and (d) to exhibit the Leased Premises to applicants for hire or prospective purchasers or lenders. Such entry shall neither render Landlord liable to any claim or cause of action (or loss of or damage to the business or property of Tenant, by reason thereof) nor in any manner affect the obligations and covenants of this Lease. Tenant hereby waives any claim of injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Leased Premises, or any other loss occasioned by such entry.

15.	INSURANCE.

a. If, because of anything done, caused to be done, permitted or omitted by Tenant, the premium rate for any kind of insurance affecting the Building shall be raised, Tenant agrees that the amount of the increase in premium which Landlord shall be thereby obligated to pay for such insurance shall be paid by Tenant to Landlord on demand as additional rent, and that upon demand of Landlord that Tenant remedy the condition which caused the increase in the insurance premium rate, Tenant will remedy such condition within five (5) days after such demand. Tenant agrees that Tenant shall not do, nor cause to be done, nor permit on the Leased Premises, anything deemed by Landlord to be hazardous.

b. Tenant shall obtain and maintain during the term of this Lease comprehensive, "all risk" general liability coverage for bodily injury and property damage insuring against any and all liability to Tenant and Landlord arising out of the maintenance, and occupancy of the Leased Premises with aggregate liability limits of not less than $2,000,000.00 for injuries to or death of persons in any one occurrence and of not less than $500,000.00 for damage to property. Tenant shall additionally maintain in full force and effect during the Term full replacement cost fire and extended coverage insurance insuring Tenant's furniture, furnishings, equipment and other personal property in and about the Leased Premises. Landlord and Landlord's agents shall be named insured on all such policies, and all such policies shall provide that they cannot be cancelled or modified without first having given Landlord fifteen (15) days written notice thereof. All policies of liability insurance specified in this Lease shall specifically insure Tenant's performance of the indemnity agreements contained in this Lease. Further, Tenant shall give notice to its insurance carrier or carriers of coverage herein required, and any waivers of liability and indemnity agreements contained in this Lease and shall provide Landlord with a certificate of insurance reflecting the coverage obtained. A similar certificate in form acceptable to Landlord renewing coverage for at least one (1) year shall be delivered to Landlord not later than thirty (30) days prior to the expiration date of such policies.

c. At all times during the Term, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of Georgia.

16.	INDEMNITY.

a. Tenant agrees to defend, indemnify and save harmless Landlord and the agents, servants, invitees, licensees and employees of Landlord against and from any and all losses, costs, damages, liabilities and claims (including attorney's fees and expenses) by or on behalf of any person, firm or corporation arising by reason of injury to person or property occurring in the Leased Premises or the Building, occasioned in whole or in part by any act or omission on the part of Tenant or an employee (whether or not acting within the scope of employment), agent, licensee, invitee or undertenant of Tenant, or by reason of any use by Tenant of the Leased Premises or any breach, violation or non-performance of any covenant in this Lease on the part of Tenant to be observed or performed, and also for any matter or thing growing out of the occupancy or use of the Leased Premises by Tenant or anyone holding through or under Tenant. If any action or proceeding is brought against Landlord, or Landlord's agents, servants, invitees, licensees and employees, by reason of any such claim, Tenant shall defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. Tenant agrees to pay for all damage to the Building, as well as all damage to tenants or occupants thereof, caused by Tenant's misuse or neglect of said Leased Premises, its apparatus or appurtenances. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any tenant or other occupant of the Building or by any owner or occupant of adjoining or contiguous property.

17.
FIRE OR OTHER CASUALTY. Subject to provisions of the next sentence, Landlord agrees that if before or during the term of this Lease the Leased Premises shall be damaged by fire or other casualty, not occasioned by the act of tenant or the servants, licensees, invitees or agents of Tenant, Landlord will cause the Leased Premises to be repaired with reasonable dispatch after actual notice to it of the damage, due allowance to be made for any delay resulting from any cause beyond Landlord's reasonable control; provided, however, that Landlord shall not be required to repair or replace any property which Tenant may be entitled to remove or which Landlord may require Tenant to remove from the Leased Premises pursuant to Paragraph 13, above; and provided further, that during the time, if any, that the Leased Premises are unfit for occupancy by Tenant, the Base Monthly Rental and additional rent shall abate pro rata (based upon the amount of said Leased Premises being untenantable) without the Term Expiration of the Lease being extended. However, if Landlord in its sole discretion decides not to cause the Leased Premises to be repaired and restored, Landlord may terminate this Lease by notifying Tenant within a reasonable time after such damage of Landlord's election to terminate this lease, immediately if the Term shall not have commenced, or on a date to be specified in such notice if during the Term. In the event of the giving of such notice during the Term, this Lease shall expire and all interest of Tenant in the Leased Premises shall terminate on the date specified in such notice, and the Base Monthly Rental shall be apportioned and paid up to the time of such fire or other casualty if the Leased Premises are damaged, or up to the specified date of termination if the Leased Premises are not damaged. If the Leased Premises is not repaired within ninety (90) days after actual written notice to Landlord of the casualty (or such longer period as is reasonable required by Landlord to repair such damage), Tenant may terminate this Lease within fifteen (15) days by written notice to Landlord. Tenant fully assumes the risk of any damage to all personal property of Tenant from time to time situated in the Leased Premises. Tenant shall have no right or claim to any part of any insurance proceeds made to or received by Landlord for such fire or other casualty or against Landlord for the value of any unexpired term of this Lease.

18.
DEFAULT. Tenant shall be in default under this Lease upon the occurrence of any one or more of the following events or occurrences, each of which shall be deemed to be a material event of default by Tenant;

(a) Landlord does not actually receive payment of the full amount of the Base Monthly Rental or additional rent or other rent or other payment or reimbursement due hereunder punctually on the due date thereof;

(b) Tenant fails to fully and punctually observe or perform any of the terms of covenants of this Lease, other than the payment of rent, or of any of the Rules and Regulations now or hereafter established for the governing of the Building, and shall not cure such failure within ten (10) days after notice to Tenant of such failure;

(c) Tenant fails to take possession or occupancy of, or deserts or abandons the Leased Premises, or the Leased Premises become vacant;

(d) Any representation, statement, or warranty made by Tenant orally, in this Lease, or in any information sheet or documents furnished by Tenant or any guarantor hereof with respect to the net worth, liabilities, assets, or financial condition of Tenant or any guarantor hereof, or any other matters, shall be or prove to be untrue or misleading;

(e) Tenant shall be in default, in the payment of rent or otherwise, under another lease with Landlord in the Building, or

(f) The filing or execution or occurrence of: (i) a petition by or against Tenant or any guarantor hereof in bankruptcy or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any provision of the present or any future bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute or law, (ii) adjudication of Tenant or any guarantor hereof as a bankrupt or insolvent, or insolvency in the bankruptcy or equity sense, (iii) an assignment by Tenant or any guarantor hereof for the benefit of creditors, (iv) a petition or other proceeding by or against Tenant or any guarantor hereof for, or the appointment of a trustee, receiver, guardian, conservator or liquidator with respect to any portion of Tenant or guarantor's property, (v) any levy, execution, or attachment against Tenant or any guarantor hereof, or (vi) any transfer or passage of any interest of Tenant under this Lease by operation of law.

18.1
REMEDIES.  Upon the occurrence of any one or more of the events of default listed in Paragraph 18, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in Paragraph 18):

(i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice; or

(ii) Terminate this Lease as provided in Subparagraph 18.1(a) (i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination represents the present value (discounted at a rate equal to the then average rate for Moody's "AAA" rated corporate bonds) of the excess, if any, of (aa) the Base Monthly Rental and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (bb) the aggregate reasonable rental value of the Leased Premises for the same period, all of which present value of such excess sum shall be deemed immediately due and payable; provided that, Landlord must use its best efforts to re-lease the leased Premises, in mitigation of any damage allowed to Landlord hereunder; or

(iii) Without terminating this Lease, declare immediately due and payable all Base Monthly Rental and other rents and amounts due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once, which total amount shall be discounted to the present value (discounted at a rate equal to the then average rate of Moody's "AAA" rated corporate bonds); provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term. Upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants, and subtenants on account of said Premises during the term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence less all costs, expenses and attorney's fees of Landlord incurred in connection with the reletting of the Leased Premises; provided that, no assignment, lease or sublease by Tenant presented by tenant to Landlord shall be unreasonably denied; or

(iv) Without terminating this Lease, and with or without notice to Tenant, Landlord may in Landlord's own name but as agent for Tenant enter into and upon take possession of the Leased Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom, and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Leased Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Leased Premises. Landlord shall in no way be responsible or liable for any rental concessions or any failure to rent the Leased Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder, and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. No such reletting shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election has been given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for any such previous default provided the same has not been cured; provided that, Landlord must use its best efforts to mitigate any damage or rent allowed to Landlord hereunder; or

(v) Pursue such other remedies as are available at law or equity, including, without limitation, an action for specific performance requiring Tenant to perform Tenant's obligations under this Lease.

b. Landlord's pursuit of any remedy or remedies, including, without limitation, any one or more of the remedies stated in the foregoing Subparagraph 18.1(a), shall not (i) constitute an election of remedies or preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided by law or in equity, separately or concurrently or in any combination, or (ii) serve as the basis for any claim of actual or constructive eviction, or allow Tenant to withhold any payments under this Lease.

c. If this Lease shall terminate as a result of, or while there exists, a default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

d. Tenant covenants and agrees that Tenant shall not interpose any counterclaim or claim for offset or deduction in any summary proceeding brought by Landlord to recover possession of the Leased Premises.

e. Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

f. No termination of this Lease prior to the normal expiration thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof. Tenant covenants and agrees not to vacate the Premises or exercise any right of termination arising out of any breach by Landlord of any provision of this Lease or the condition or state of repair of the Premises. No surrender of the Premises or any part thereof by delivery of keys or otherwise shall operate to terminate this Lease unless and until expressly accepted in writing by a authorized officer of Landlord.

g. If Landlord terminates this Lease or Tenant’s right to possession of the Leased Premises, Landlord shall have no obligation to mitigate Landlord’s damages except to the extent required by applicable law. If Landlord has not terminated this Lease or Tenant’s right to possession of the Leased Premises, Landlord shall have no obligation to mitigate under any circumstances and may permit the Leased Premises to remain vacant or abandoned. If Landlord is required to mitigate damages as provided herein: (i) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building; (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Building or other affiliates in the same geographic area, before re-letting all or any portion of the Leased Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Base Monthly Rental and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Leased Premises during such period.

h. The foregoing provisions of Paragraph 18 and this Paragraph 18.1 shall apply to any renewal or extension of this Lease.

i. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.

19.
ASSIGNMENT AND SUBLETTING.  Tenant may not, without the prior written consent of Landlord, endorsed hereon, assign this Lease or any interest herein or in the Leased Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Leased Premises or any part thereof or permit the use, management or control of the Leased Premises by any party other than Tenant. Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld; however, in addition to any other grounds for denial, Landlord’s consent shall be deemed reasonably withheld if, in Landlord’s sole discretion: (a) the proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (b) the business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other tenants in the Building; (c) the use of the Leased Premises or the Building by the proposed assignee or subtenant would, in Landlord’s reasonable judgment, impact the Building in a negative manner; or (d) Tenant has failed to cure a default at the time Tenant requests consent to the proposed transfer or sublease. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Sub-tenants or transferees shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant for any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining term of this Lease, including any extensions, whether or not authorized herein. If this Lease is assigned or the Leased Premises are subleased pursuant to the terms of this paragraph, then the excess of any amounts of rental and other charges, however designated, payable by such assignee or sublessee pursuant to the assignment or sublease over the rental and other charges payable by Tenant hereunder shall belong to, and shall be payable to, Landlord. If Tenant shall transfer or sublet this Lease or any part of the Leased Premises or shall request the consent of Landlord to any transfer or sublease, Tenant shall pay to Landlord as additional rent Landlord’s costs related thereto, including Landlord’s reasonable attorneys’ fees and a minimum fee to Landlord of Five Hundred Dollars ($500.00).

20.
BUILDING RULES AND REGULATIONS. Tenant has read the Rules and Regulations hereto attached as Exhibit "D" and hereby agrees to abide by and conform to the same and to such further reasonable rules and regulations as Landlord may from time to time make or adopt for the care, protection and benefit of the Building or the general comfort and welfare of its occupants. Tenant further agrees that Landlord shall have the right to waive any or all of such Rules and Regulations in the case of any one or more Tenants in the Building without affecting Tenant's obligations under this Lease and said Rules and Regulations. Landlord shall not be responsible for the non-conformance by any other tenant to any of said Rules and Regulations.

21.
WAIVER. No waiver by Landlord of any violation or breach of any of the terms, provisions or covenants herein contained shall be effective unless in a writing signed by Landlord's authorized representative, nor shall any such waiver be deemed or construed to constitute a waiver of any other violation or breach of any other terms, provision or covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In particular, the subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any covenant of agreement of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No payment by Tenant, nor receipt by Landlord, of a lesser amount than the rent, additional rent, or other charges and sums stipulated in this Lease will be deemed to be anything other than a payment on account of the earliest stipulated rent. No endorsement or statement on any check, or any letter accompanying any check or payment as rent, will be deemed an accord and satisfaction. Landlord may accept the check for payment without prejudice in Landlord's right to recover the balance of such rent or to pursue any other remedy available to Landlord. If this Lease is assigned, or if the Leased Premises or any parts thereof are sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent reserved in this Lease. That collection will not be deemed a waiver of the covenant in this Lease against assignment or subletting, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the complete performance by Tenant of its covenants in this Lease.

22.
HOLDING OVER. If Tenant shall fail to vacate and surrender the possession of the Leased Premises at the termination of this Lease, whether by expiration of the Term, default or any other basis, Landlord shall, in addition to any and all other rights provided herein and provided by law, and without waiving any such rights or extending the Term, be entitled to deem Tenant a tenant at sufferance and to recover from Tenant an amount equal to two (2) times the amount of all types of rental (including, but not limited to, Base Monthly Rental and all additional rent) Tenant would have paid for the period immediately prior to termination equal in time to the period from the termination of this Lease until the date said Leased Premises are vacated and surrendered by Tenant.

23.	SUBORDINATION AND ATTORNMENT.

a. Tenant agrees that this Lease shall be subordinate to any security deed or mortgage now or hereafter encumbering the Building or any interest herein and to all advances made or thereafter to be made upon the security thereof and to any lease now or hereafter made of the entire Building, and together with any renewals, extensions, modifications, consolidations and replacements of any security deed, mortgage, lease, or other encumbrance or indenture. The terms of this provision shall be self-operative and no further instrument of subordination shall be required by any mortgagee or lessee. Tenant, however, upon request of any party in interest, shall execute promptly such instruments or certificates as may be reasonable required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, mortgagees or lessees. If Tenant does not execute, acknowledge and deliver any such instruments or documents within twenty (20) days after written demand, Landlord, its successors and assigns will be entitled to execute, acknowledge and deliver such instruments or documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord and its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge and deliver those instruments and documents on behalf of Tenant.

b. If any grantee or mortgagee elects to have this Lease superior to its security deed or mortgage and signifies its election in the instrument creating its lien or by separate recorded instrument, this Lease agreement shall be superior to such security deed.

c. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any security deed or mortgage made by Landlord covering the Building, or in the event of termination of any lease under which Landlord may hold the same, Tenant shall automatically attorn to the purchaser at foreclosure or under power of sale, or to the assignee or transferee of Landlord's interest upon such lease termination, as the case may be, and shall recognize such person as the Landlord under this Lease. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Building pursuant to the powers granted to a mortgagee under its security deed or mortgage shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of Tenant hereunder. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the leased Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer of assignment by Landlord which includes the Leased Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, Tenant looking only and solely to Landlord's assignee or transferee for performance thereof. Upon request of Landlord's assignee or transferee, and without cost to Landlord or the assignee or transferee, Tenant will execute, acknowledge and deliver documents confirming the attornment. If Tenant fails or refuses to execute, acknowledge and deliver those documents within twenty (20) days after written demand, the assignee or transferee will be entitled to execute, acknowledge and deliver those documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and appoints Landlord's assignee or transferee as Tenant's attorney-in-fact to execute, acknowledge and deliver those documents on behalf of Tenant.

24.
NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given, whether actually received or not, when deposited, postage prepaid, in the United States mail, certified, return receipt requested, and addressed to Landlord or Tenant at the address set forth in the Office Lease Basic Information or at such other address as either party shall have given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all distraint and dispossessory proceedings and all other notices required under this Lease the person in charge of the Leased Premises at the time said notice is given or the person occupying the Leased Premises at said time, whether such person or persons represent or are employed by Tenant or represent or are employed by any trustee, receiver or creditor of Tenant; and, if no person is in charge of or occupying the Leased Premises, then such service or notice may be made by attaching the same in lieu of mailing on the main entrance of the Leased Premises.

25.
~~SUBSTITUTE SPACE. Anything herein or elsewhere to the contrary notwithstanding, Landlord shall have the option from time to time to substitute space elsewhere in the Building in lieu of the Leased Premises by giving Tenant written notice of its intention to do so, upon thirty (30) days prior written notice. Landlord shall bear the expense of said removal together with the expense of any renovation or alterations to said substituted space reasonably necessary to make the same substantially conform in arrangement,layout and improvements to the original space described in this Lease. If Landlord exercises its options as aforesaid, then the substituted space shall be for all purposes hereof be deemed to be and to constitute the Leased Premises under this Lease and all terms, conditions, covenants, warranties, agreements and provisions of this Lease shall continue in full force and effect and shall apply to the substituted space, except that the rent for such space shall be equal to the lesser of the lease monthly rental stipulated in Office Lease Basic Information or number of net rentable square feet for such equivalent space multiplied by the rental rate per net rentable square foot of the Leased Premises~~.

26.
EXCULPATION. Neither Landlord, nor any officer, director, shareholder or partner of Landlord, shall have any personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Leased Premises for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to the Leased Premises.

27.
ATTORNEY'S FEES AND HOMESTEAD. If any rent or other debt owing by Tenant to Landlord hereunder is collected by or through an attorney at law, Tenant agrees to pay (i) an additional amount equal to fifteen percent (15%) of all amounts, including interest and costs, owing under his Lease as attorney's fees, and (ii) all other costs of collection. In addition, Tenant agrees to pay all attorney's fees and expenses Landlord incurs in any other litigation or negotiation in which Landlord shall become involved through or on account of this Lease. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease. Tenant hereby assigns to Landlord any homestead and exemption to which it might be entitled.

28.
ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties, and no representations or agreement, oral or otherwise between the parties not embodied herein regarding the subject matter hereof, shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with terms hereof.

29.	TIME. Time is of the essence in this Agreement.

30.
INTEREST CONVEYED. This Agreement shall create only the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord, and Tenant has only a usufruct, not subject to levy and sale.

31.
SURRENDER OF PREMISES. At termination of this Lease, Tenant shall surrender the Leased Premises, and the keys thereto, to Landlord in the same condition as the Leased Premises were at the Term Commencement, natural wear and tear only excepted. Tenant will fully repair any damage occasioned by Tenant's removal of moveable equipment, moveable office furniture or furnishings. Tenant's obligations under this paragraph shall survive termination of this Lease.

32.
PARTIES. "Landlord" as used in this Lease shall include the first party, its assigns and successors in title to the Leased Premises. "Tenant" shall include its heirs, representatives and successors in title, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or sublet. "Landlord" and "Tenant" shall include the male and female, singular or plural, corporation, partnership or individual, as may fit the particular parities. Landlord reserves the right to designate other agents or offices to collect the rents and monies due Landlord under this Lease.

33.
SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, neither the remainder of this Lease nor the application of such term, covenant or condition to any other person or circumstance shall be affected thereby; and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

34.	CAPTIONS. The captions used herein are for convenience of reference only, are not a part of this Lease and shall have no effect upon the construction of interpretation of any part hereof.

35.
ESTOPPEL CERTIFICATE. At any time, and from time to time, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days of such request by Landlord, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (b) the date, if any, to which rental and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may reasonably be requested by Landlord. Any such certificate may be relied upon by an prospective purchaser, lender, grantee, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

36.
PERSONALTY OF TENANT. Tenant waives and releases any rights or claims against Landlord, and Landlord's employees, agents, servants and licensees, on account of any loss or damage to Tenant's property, business or persons, and the Leased Premises or its contents, including but not limited to (a) any loss caused by the condition of the Leased Premises or the Building, the condition or operation of or defects in any equipment, machinery or utility systems located therein or the act or omission of any person or persons, except loss caused directly by or due to the gross negligence or willful misconduct of Landlord, its employees or agents (provided that Landlord shall not be liable for any acts of its employees or agents which are outside their scope of employment); (b) theft, mysterious disappearance or loss of or in any property of the Leased Premises of the Building; (c) any interference or disturbance by third parties, including, without limitation, other tenants; (d) any loss or damage occasioned by acts of God or any other events beyond Landlord's control; and (e) all other matters for which Landlord has disclaimed liability under this Lease. Without in any way limiting the foregoing sentence, Tenant hereby waives all rights of recovery, claims, actions or causes of action against Landlord, and its employees, agents, servants and licensees for any loss or damage (including consequential damages) due to causes or perils which are or could be insured against under the terms of the full replacement cost fire and extended coverage insurance policies required to be maintained by Tenant for Tenant's personal property in or about the Leased Premises, regardless of cause or origin (including the negligence of Landlord, and Landlord's employees, agents, servants and licensees), and regardless of whether such insurance policies are actually carried or maintained.

37.
QUIET ENJOYMENT. Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part and so long as no event of default (or event which with the giving of notice or passage of time or both could become an event of default) exists hereunder, Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Leased Premises without any hindrance from Landlord or any person or persons lawfully claiming the Leased Premises.

38.	CORPORATE AUTHORITY.

a. Tenant signs as a corporation or partnership, each person executing this Lease on behalf of Tenant does hereby personally covenant and warrant that Tenant is a duly authorized and existing corporation or partnership, that Tenant has and is qualified to do business and is in good standing in the State of Georgia, that the corporation or partnership has full right and authority to enter into this Lease and that each person signing on behalf of the corporation or partnership is authorized to do so.

b. Landlord represents and warrants to Tenant that it is the owner of the Building and has the authority and has been authorized to make and enter into this Lease.

39.
EMINENT DOMAIN. If more than fifteen percent (15%) of the Net Rentable Area of the Leased Premises shall be conveyed to or taken by any authorized entity under threat of or by eminent domain, this Lease shall terminate as of the date when possession thereof is surrendered by Tenant and all rights of Tenant in this lease shall immediately cease and terminate. If fifteen percent (15%) or less of the occupiable area of the Leased Premises shall be so conveyed or taken, the rental for the Leased Premises shall be proportionately abated. In any event, Tenant shall have no right or claim to any part of any award made to or received by Landlord for such taking or against Landlord for the value of any unexpired term of this Lease.

40.
GOVERNMENTAL REGULATIONS. If Landlord shall be required by any governmental authority to repair, alter, remove, construct, reconstruct or improve any part or all of the Leased Premises of the Building in order to maintain the Building as an office building, such action shall be made by and at Landlord's expense but shall not in any way affect Tenant's obligations under this Lease; and Tenant waives all claims for injury, damage or abatement of rent because of such repair, alteration, removal, construction, reconstruction or improvement; provided, however, if such action by Landlord shall render the premises untenantable and if Landlord cannot complete such acts within sixty (60) days after notice to it to perform such acts by the governmental authority, either Landlord or Tenant, upon written notice to the other, delivered not later than seventy (70) days after the date of notice to Landlord by such governmental authority, may terminate this Lease, in which event rent shall be apportioned and paid up to and including the date the Leased Premises become untenantable if terminated by Landlord, but up to and including the date of termination or the date Tenant surrenders and vacates the Leased Premises, whichever is later, if terminated by Tenant. If any such repairs, alterations, removal, construction, reconstruction or improvement shall be required by reason of Tenant's use or occupancy for any purpose other than that set forth in Paragraph 7 hereof, then such action shall be solely by and at Tenant's expense.

41.
NO OFFER. The submission of this Lease to Tenant is not an offer to Lease the Leased Premises, or an agreement by Landlord to reserve the Leased Premises for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord and Landlord has duly executed and delivered one of those duplicate leases to Tenant.

42.	NO RECORDATION. Tenant's recordation of the Lease or any memorandum or short form of it is forbidden, and shall be void and considered an event of default under this Lease.

43.
NO MERGER. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases of part or all of the Leased Premises or operate as an assignment to Landlord of any of those subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants in the Leased Premises.

44.	AMENDMENTS. This Lease can only be amended by a written document signed by Landlord and Tenant.

45.
NO CONSTRUCTION AGAINST PREPARER OF LEASE. This Lease has been prepared by Landlord and its professional advisers, and reviewed by Tenant and its professional advisers. Landlord, Tenant and their advisers believe that this Lease is the product of all their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

46.
WAIVER OF JURY TRIAL. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Leased Premises (except for claims for personal injury or property damage). If Landlord commences any summary proceedings for nonpayment of Base Monthly Rental, rent, or additional rent, Tenant will not interpose (and waives the right to interpose) any counterclaim in any such proceeding.

47.	BINDING EFFECT. This Lease will inure to the benefit of, and will be binding upon, the heirs, successors, personal representatives and permitted assigns of Landlord and Tenant.

48.	EXHIBITS. The exhibits and addenda described herein and in the Office Lease Basic Information and attached to this Lease are by this reference made a part hereof.

49.	GOVERNING LAW. This Lease has been accepted, signed, sealed and delivered in the State of Georgia and shall be governed by the law of the State of Georgia.

50.
NO COUNTERCLAIM. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Monthly Base Rental, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

51.
FORCE MAJEURE. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord’s obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor disputes, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord’s obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

52.
SURVIVAL OF OBLIGATIONS. Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

53.
JOINT AND SEVERAL LIABILITY. If Tenant comprises more than on person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant’s obligations hereunder.

54.
RIGHTS RESERVED. Except as otherwise expressly provided for to the contrary in this Lease, Landlord reserves the right, exercisable without notice and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises, to maintain, alter, repair, market, and perform any other action with respect to the Leased Premises and to the Building as Landlord, in Landlord’s sole discretion, deems appropriate.

55.	SPECIAL STIPULATIONS. If the Special Stipulations attached as Exhibit “C” conflict with any of the provisions of this Lease, the Special Stipulations shall be deemed to control.

IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals and duly executed and delivered this Lease as of the day and year first above written.

As to Tenant:
Signed, sealed and delivered in the presence of:

WINSONIC DIGITAL MEDIAL GROUP, LTD

By: /s/ Winston D. Johnson	/s/ Janice Alfred
Mr. Winston D. Johnson	Witness
Title: Founder, Chairman

As to Landlord:

Signed, sealed and delivered in the presence of

BANK BUILDING LIMITED PARTNERSHIP, LLC, a Georgia Partnership
By: Ultima Marietta Holdings Ltd, General partner

By: /s/ Thomas Bauer	/s/ Richard Ullmann
Thomas Bauer	Witness
Title: Attorney in Fact

EXHIBIT “A”

LEASED PREMISES

EXHIBIT “B”

INITIAL IMPROVEMENTS OF PREMISES

Landlord shall provide Tenant with an improvement allowance of $123,000.00 (“TI”). The TI shall be paid directly to Tenant upon receipt of all invoices, final lien waivers, and Certificate of Occupancy (if required). Any TI amount that is unused after May 1, 2008, as long as Tenant is not in default, may be applied as base monthly rental credit at Tenant’s sole option.

EXHIBIT “C”

SPECIAL STIPULATIONS

In the event of any conflict between these Special Stipulations and the other terms and conditions of the Lease, the provisions of these Special Stipulations shall control.

1.
PREMISES: Tenant shall accept the Leased Premises in "as is, where is" condition, and Landlord shall have no obligation or responsibility whatsoever to make any improvements or modifications to the Leased Premises other than those provided for in Exhibit "B", Initial Improvements. Any and all other such improvements and modifications shall be at the sole cost and expense of Tenant and shall be subject to the prior written approval of Landlord.

2.
USE: The Premises may be used and occupied by Tenant for a telecommunications operation and purposes incidental thereto, including general office purposes and the installation, construction, operation, maintenance and repair, including the addition and removal, from time to time, of transmitting equipment, switching equipment, battery, UPS and other ancillary equipment.

Landlord hereby consents to the use of the Premises by Tenant for the purposes mentioned above. By way of example and not of limitation, Tenant, at Tenant’s sole cost:

(a)
May install and shall maintain special equipment, including existing special equipment, in the Premise to provide the climate conditions necessary to operate Tenant's equipment and other equipment and items.

(b)	Shall service and maintain equipment, cables, battery, UPS, conduit, wave guides installed by Tenant or left by previous Tenant.

(c)	May Install and maintain, in the manner and locations approved by Landlord, coaxial and telephone cable to connect Tenant's equipment to the appropriate hook-ups for same in the Building.

(d)	May Interconnect its equipment with any other telecommunications carrier located within the building.

3.
ELECTRICAL AND TELEPHONE USE: Tenant acknowledges the Base Rent does not include any charge for electricity used by Tenant in connection with the Premises. Tenant shall arrange to obtain electricity directly from the public utility company servicing the Building (Landlord agrees to reasonably cooperate with and provide access for such arrangements) and the cost of all electricity used by Tenant shall be registered through Tenant's own meters. Unless such meters are not available through public utility Company, then Landlord’s shall install meters at Tenant’s expense and read/bill the Tenant on a monthly basis. All meters, panel boards, feeders, and other conductors and equipment to obtain electricity for the Premises shall be installed by Tenant at Tenant's expense. Landlord shall not be responsible in any way for any interruption, curtailment or failure or defect in supply of electricity furnished to the Premises by reason of any requirement, act or omission of any public utility company, or for any other reason.

Landlord shall not be obligated to provide additional electrical facilities or capacity to Tenant at any time, but Landlord shall not take away any of the capacity existing on the date of this Lease, and Landlord agrees that Tenant may add any facilities or capacities that Tenant reasonably determines is advisable or necessary.

4.
TENANT”S WATER USEAGE. Landlord and Tenant agree that the Premises shall be furnished with water on a 24 hour a day, seven day a week basis, however no water will be furnished to supply coolers or HVAC equipment utilized to cool or heat the premises.

5.
ASSIGNMENT AND SUBLEASING. Anything in Section 19 of the Lease to the contrary notwithstanding, Tenant shall have the right to assign without Landlord's consent, this Lease or sublet all or any portion of the Premises to any affiliate of Tenant, and Tenant shall have the right to sublet any portion (but not all) of the Premises to any person or entity without Landlord's consent. "Affiliate" means any person or entity controlled by, under common control with, or controlling directly or indirectly, Tenant. No such subleasing shall release or relieve Tenant from its obligation to fully perform all of the terms, covenants and conditions of this Lease on its part to be performed. Tenant shall also have the right to assign without Landlord's consent this Lease to the successor of all of the business and assets of Tenant, if successor's net worth is equal or greater than that of Tenant at time of execution of this Lease, regardless of the form of the transaction and upon such assignment and assumption of Tenant's obligation under this Lease by successor, Tenant shall be released from all future obligations under this Lease. In the event of any such assignment or subletting, Tenant shall provide written notice to Landlord of such assignment or subletting not less than ten (10) days prior to the effective date of such assignment or sublease.

6.
RENEWAL OPTION: Provided that no Event of Default is then outstanding under this Lease, and subject to the terms and conditions set forth below, Tenant shall have the option ("Renewal Option") to extend the term of this Lease for ONE (1) consecutive five (5) year period (such period is referred to herein as a "Renewal Period") upon the terms and conditions of this Lease except as otherwise set forth to the contrary in this Lease, and except that the Base Rent in effect for the Premises (including any and all expansion space, as hereinafter defined, and other space which may have become part of the Premises) during the Renewal Period shall be at the then Prevailing Market Rate (as hereinafter defined and established). In the event Tenant desires to exercise any renewal Option, Tenant shall notify Landlord in writing of its exercise of said Renewal Option on or before 180 days prior to the expiration of the then current term of this Lease. Unless Tenant shall notify Landlord on or before the date(s) set forth herein for Tenant's exercise of said Renewal Option, the Renewal Period and the Option described herein shall thereupon terminate and Tenant shall have no further rights under this Lease to renew the term hereof. In the event the Renewal Option is exercised properly by Tenant hereunder, the Prevailing Market Rate shall be reasonably determined by Landlord and Tenant by mutual agreement and if Landlord and Tenant cannot agree upon the Prevailing Market Rate within thirty (30) business days of Landlord's receipt of Tenant's notice, the Renewal Option shall lapse and the parties shall continue to be governed by the remaining terms and condition of this Lease during the then term of this Lease and in no event shall Tenant have any further right to renew this Lease with respect to the Premises, or any part thereof. Landlord and Tenant do hereby irrevocably waive their respective rights, if any, arising under this Lease, or otherwise, to have the Prevailing Market Rate determined by arbitration, mediation, judicial or other proceeding. "Prevailing Market Rate" shall mean the annual base rental rate per square foot of rentable area then being charged for office space in similar buildings in the downtown Atlanta area which are of similar quality to the Premises (taking into consideration, but not limited to, improvements then provided or not required to be provided in the case of a renewal, allowances or concessions such as abatements, lease assumptions, moving allowances, etc., relative operating expenses, and the length of term of lease).

7.
HAZARDOUS SUBSTANCES. Tenant agrees not to cause any Hazardous Material (as hereinafter defined) to be installed, brought, kept, used, stored, or discharged on, about, over or under the Premises or the Building except generator fuel and normal office, cleaning and maintenance supplies, Tenant shall not be responsible in any way for any Hazardous Material installed, brought, kept, used, stored, or discharged on, about, over or under the Premises or the Building by Landlord or any employee, contractor, agent or representative of Landlord or other Tenant. For purposes hereof, the term "Hazardous Material" shall include, without limitation, any substances defined as "Hazardous Waste", "Hazardous Substances", "Hazardous Materials", or "Toxic Substances" by the Resource Conservation and Recovery Act of 1976, as amended from time to time, or the regulations promulgated thereunder, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or the regulation promulgated thereunder, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or other requirement of any governmental authority, having jurisdiction over the Premises and/or the Building which regulates or imposes liability or standards at any time hereafter effect (collectively, the "Environmental Laws"). Notwithstanding the foregoing, Tenant may store and use on the Premises materials and substances customarily used in a business such as that of Tenant, provided that Tenant shall do so in accordance with applicable law. Tenant covenants, at its cost and expense, to protect, indemnify, defend, and save Landlord harmless against and from any and all damages, losses, liability, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs or expenses of any kind or nature (including, without limitation, reasonable attorney's fees and experts' fees) with may at any time may be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any hazardous substance on, in, under, or affecting the Premises, the Building or any part thereof as a result of any act or omission by Tenant, permitted sublessees, or licensee of Tenant or other person or entity acting at the direction of Tenant, other than an employee, agent, contractor, or representative of Landlord. Landlord is responsible for controlling and abating any asbestos or other hazardous material presently in the Building and Premises.

8.
APPROVAL OF PLANS & SPECIFICATIONS: Landlord understands, acknowledges and agrees to Tenant's layout requirements (subject to approval of plans and specifications), which shall be at the sole cost of Tenant.

(A)	Tenant shall have access to service elevator to bring equipment into the Premises (schedule use with front office); and

(B)	Tenant's ability to extend conduits to other tenants on other floors. Each installation will require and be in accordance to the license agreement attached hereto as Exhibit "G".

Landlord's approval of plans and specification (which will not be unreasonably withheld, conditioner or delayed) will address the construction contract, insurance, contractor, procedures, method of installation and routes of conduit outside of the Premises. Notwithstanding anything to the contrary in the Lease, Tenant shall be entitled to remove all of its equipment and certain improvements including without limitation, all items listed in this Paragraph, subject to the provisions in Paragraph 13A of the Lease

Movable furniture, fixtures, and equipment, furnishings, and other movable equipment not attached to the premises including computer and electronic equipment, telecommunications cables installed by the Tenant between Tenant Premises and the roof antennas, if any, used by Tenant.

The following items of equipment shall be considered attached to the Premises and other portions of the Building in case of conduits and shall not be removable by Tenant, and shall become the property of the Landlord, at the end of the Lease term, provided, however that the same shall be subject to the removal provisions in Paragraph 13A of the Lease. The Attached equipment, if existing or will be existing, is as follows:

Electrical conduits, telecom conduits, electrical switch panels, and electrical control devices (excluding uninterruptible power supplies), all fire control safety systems and security systems, the emergency power generator and housing and related equipment including the fuel storage tank, housing and related fuel delivery piping system and the steel frames that all roof mounted equipment are mounted on and all environmental temperature control equipment in the Premises as well as on the roof.

(C)	Tenants shall have access to the floors above and below the Premises for the purpose of installing its equipment and related electrical and communications lines.

(D)	Tenant shall, at Tenant’s sole cost, connect the heat and fire detection alarms of its fire suppression system to Landlord’s existing life safety and alarm system per applicable code if required.

12.
MAINTENANCE OF EQUIPMENT: Tenant shall maintain and be solely responsible for all the equipment associated within the Premises as well as any Telecom, generator, water condenser equipment on the roof or other parts of the building that is associated with the Premises. Tenant shall provide Landlord with all copies of all inspections, testing and maintenance reports of its equipment that are required by all codes including but not limited to NFPA 72, NFPA 2001, NFPA 25, NFPA 13, NFPA Life Safety 101, State of Georgia 120-3-20 and 120-3-3 and any other applicable codes required by Federal, State and local authorities.

13.
INTERCONNECTION RIGHTS: Landlord hereby acknowledges that the business to be conducted by Tenant in the Premises requires the installation of certain equipment owned by its customers and co-locators of Tenant in order for such customers and co-locators to interconnect with Tenant’s telecommunications facilities. Notwithstanding anything to the contrary provided herein, Landlord expressly agrees that Tenant may license the use of up to Ninety-five (95%) of the premises to its customers and co-locators for such purposes without Landlord’s consent. Landlord may require that said customers and co-locators provide evidence of appropriate property and general liability insurance covering their operations and naming Landlord as an additional insured under any such policy. In addition, Tenant shall have unrestricted access to any and all telecommunications carriers and related telecommunications facilities within the Building to interconnect such carriers and facilities with Tenant’s equipment, subject only to Landlord’s approval of the conduit placement, which approval shall not be unreasonably withheld or delayed.

14.
FLOOR LOAD: Tenant shall not overload the floors in the Premises, nor shall Tenant install any heavy business machines or any safes or heavy equipment of any kind in the Premises other than Telecom switches and related equipment, a generator, power systems, and fire suppression equipment, without prior written consent of the Landlord, which consent shall not be unreasonably withheld. Additionally, Landlord may require stamped structural engineering plans for approval of location of equipment.

15.
PARKING: Parking is available is available in the building at a rate of $95 per month (subject to change) and available on a first come, first serve basis. Tenants at 55 Marietta shall receive priority over outside parkers. The standard hours of operation for the garage are Monday thru Friday from 7:00 AM - 7:00 PM (subject to change). A garage opener may be purchased for a one time fee of $40.00 for twenty-four hour access.

EXHIBIT "D"

RULES AND REGULATIONS

The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways of the Building and Complex shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to and egress from the respective premises. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building except such roof or portion thereof any may be contiguous to the premises of a particular Tenant, and may be designated in writing by Landlord as a roof deck or roof garden area.

No sign, placard, picture, name, advertisement or notice visible from the exterior of any Tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the inside or outside of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

The premises shall not be used for the storage of merchandise held for sale to the general public or for loading. No cooking or related activities shall be done or permitted by any Tenant on the premises, except that use by the Tenant of Underwriters' Laboratory approved equipment for cooking and cleaning dishes shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and provided such equipment and the use thereof are approved by Landlord, which approval will not be unreasonably withheld.

No Tenant shall employ any person or persons other than the janitors of Landlord for the purpose of cleaning the premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitorial service will not be furnished on nights when premises are occupied after 9:30 p.m., unless by agreement in writing, janitorial service is extended to a later hour for specifically designated premises.

No animals, birds, bicycles or other vehicles shall be allowed in the Building.

Landlord will furnish each Tenant free of charge with two keys to each door lock in the premises. Landlord may make a reasonable charge for any additional keys. No Tenant shall, under any circumstances, have any keys made. No Tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Each Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building.

Sales, furniture, boxes or other bulky articles shall be carried up into the premises or removed from the premises only with the written consent of the Landlord first obtained and then only subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such personal property in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause. All damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant. Safes and other heavy articles shall be placed by the Tenant in such places only as may be specified in writing by the Landlord, and any damage done to the Building or to Tenants, or to other persons by taking a safe or other heavy articles in or out of the Building, from overloading a floor, or in any other manner, shall be paid for by the Tenant.

No Tenant shall use or keep in the premises or the Building any oil, kerosene, gasoline or other inflammable or combustible fluid or any other material or article deemed extra hazardous, other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. No Tenant shall without Landlord's prior written approval use any method of heating or air conditioning other than that supplied by Landlord. No Tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in manner offensive or objectionable to Landlord or other Tenants or occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other Tenants or those having business in the Building. No Tenant shall put up or operate any steam engine, boiler or machinery in the premises, or carry on any mechanical business therein.

Landlord shall have the right exercisable without notice and without liability to any Tenant, to change the name and street address of the Building.

Landlord reserves the right to exclude form the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and after 1:00 p.m. on Saturdays all persons who do not sign in and out on a register in the lobby of the Building showing the name of the person, the premises visited and the time of arrival and departure. All such persons entering or leaving the Building during such times may be expected to be questioned by the Building security personnel as to their business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate including closing doors. The building front door locks down nightly at 7:00 PM. Entrance can be gained through a swipe card or ringing security at the front desk. We will provide two swipe cards per Tenant free of charge. Each additional card is $5.00. Please report lost or stolen card immediately.

Landlord will maintain a directory for the Building which shall display the name and location of the Tenant. Landlord will post on the directory one name to be designated by the Tenant at no charge. All additional names which Tenant shall desire put upon said directory must be first consented to by Landlord and if so approved a charge will be made for such additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

No curtains, draperies, blinds, shutters, shades, screens or other coverings, hanging or decorations shall be attached to, hung or placed in or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord such items shall be installed on the office side of Tenant's standard window covering and shall in no way be visible from the exterior of the Building. No awnings over or outside of the windows shall be permitted. The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Tenant.

Each Tenant shall see that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut or turned off before Tenant or Tenant's employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard. Tenant shall make good all injuries or damages sustained by other Tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

All Tenants and occupants shall observe strict care not to leave their windows open when it rains or snows or while air conditioning or heating systems are in operation, and for any fault or carelessness in any of these respects, shall make good any injury sustained by other Tenants, and to Landlord for damage to paint, plastering or other parts of the Building, resulting from such default or carelessness. No painting shall be done, nor shall any alterations be made to any part of the Building by pulling up or changing any partitions, doors or windows nor shall there be any nailing, boring or screwing into the woodwork or plastering nor shall any connection be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord or its agent. All glass locks and trimmings in or upon the doors and windows of the Building shall be kept whole and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord or its agents and shall be left whole and in good repair. Tenants shall not injure, overload or deface the Building, the woodwork or the walls of the premises, nor carry on upon the premises any noisesome, noxious, noisy or offensive business.

The toilet rooms, toilets, urinals, wash bowls, water closets and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

Except with the prior written consent of Landlord, no Tenant shall sell or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the premises nor shall any Tenant carry on or permit or allow any employee or other persons to carry on the business of stenography, typewriting or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building nor shall the premises of any Tenant be used for manufacturing of any kind or any business or activity other than that specifically provided for in such Tenant's lease.

If Tenants require wiring for a bell or buzz system such wiring shall be done by the electrician of the Building only and no outside electrician shall be allowed to do work of this kind unless by the written permission of Landlord or is representative. If telegraphic or telephonic service is desired the wiring for same shall be done as directed by the electrician of the Building or by some other employee of Landlord who may be instructed by the Superintendent of the Building to supervise same and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives as stated. The electric current shall be used for ordinary lighting and for small office machines and equipment purposes only unless written permission to do otherwise shall first have been obtained from Landlord or its representative and at an agreed cost to Tenants. No Tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

There shall not be used in any space or in the public halls of the Building by any Tenant any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into the Building or kept in or about its premises.

Each Tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the County of DeKalb without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and of such times as Landlord shall designate.

Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and each Tenant shall cooperate to prevent the same.

The Landlord and its agents shall have the right to enter the demised premises at all reasonable hours for the purpose of making any repairs, alterations, or additions which it or they shall deem necessary for the safety, preservation or improvement of said Building and the Landlord shall be allowed to take all material into and upon said premises that may be required to make such repairs, improvements, and additions or any alterations of the benefit of the Tenant without in any way being deemed or held guilty of an eviction of the Tenant; and the rent reserved shall in no wise abate while said repairs, alterations or additions are being made; and the Tenant shall not be entitled to maintain a set-off of counter-claim for damages against the Landlord by reason of loss or interruption to the business of the Tenant because of the prosecution for any such work. All such repairs, decorations, additions, and improvements shall be done during ordinary business hours or if any such work is at the request of the Tenant to be done during any other hours, the Tenant shall pay for all overtime costs.

The requirements of the Tenants will be attended to only upon application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building.

These Rules and Regulations are in addition to and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

Landlord reserves the right to make such other reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

EXHIBIT "E"

BROKERAGE/AGENCY

Ultima Real Estate Services, L.L.C. has acted as agent for the Landlord in this transaction, and shall be paid a commission by the Landlord pursuant to separate agreement. Shaw & Associated has acted as agent for the Tenant in this transaction and shall be paid a commission by the Landlord pursuant to separate agreement. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including but not limited to, attorney's fees and court costs incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost damage, or expense, including but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord.

EXHIBIT “F”

Contractor Policy
Move/ in/out policy

The following rules pertain to all work being performed in the building for tenants, the Owner, and the Building Manager. This includes work being performed by any contractor, vendor, tenant and any of their sub-contractors and it includes, but is not limited to, tenant improvement and maintenance work, and the delivery or movement of furniture, equipment and supplies in the building.

ANYONE WHO DOES NOT ADHERE TO THE FOLLOWING RULES WILL NOT BE ALLOWED TO ENTER THE PREMISES OR WILL BE REQUIRED TO DISCONTINUE THE WORK OR MOVE.

A.	General Policy and Procedures:

1.
Only the freight elevator in the building will be used for the movement of materials, supplies, equipment and furniture unless prior approval to use additional elevators has been granted by the Building Manager. The freight elevator must be reserved for after hours usage by calling the management office.

2.
Move-ins or deliveries of large quantities of furniture, equipment, or supplies that will disturb tenants or disrupt their daily routine will be accomplished between 6:00 p.m. and 7:00 a.m. on weekdays, or on holidays and weekends with prior consent of the Building Manager.

3.
Any work that will disturb or disrupt other tenant’s daily routine will be accomplished between 6:00 p.m. and 7:00 a.m. on weekdays, or on holidays and weekends with prior consent of the Building Manager.

4.
Arrangements must be made with the Building Manager for use of the elevator for each move or delivery with a firm arrival time. Access to mechanical areas in the building (i.e. electrical, phone risers), must be scheduled in advance with the Building Manager.

5.	Access to parts of the building, other than the predetermined work area or moving route, are not permitted.

6.	OSHA rules are to be strictly adhered to at all times.

7.	All personnel of outside contractors and vendors must sign in and out each day.

8.	Smoking is prohibited in all areas of the building as well as outside the building entries. Building security will advise of the acceptable location outside the building for smoking.

9.
Any damage to the building or fixtures must be promptly reported to the Building Manager and repaired by or paid for by the contractor, vendor, tenant or any of their sub-contractors. If damage is not repaired satisfactorily in a reasonable time, the Building Manager will make the repair and invoice the tenant and /or the company that caused the damage along with an administrative charge equal to the greater of 10% of the damage, or $500. Each tenant will assume ultimate responsibility for any and all damage done by their contractors, vendors or sub-contractors.

10.	For scheduling and questions call the management office at 404-222-0050.

B.	Insurance Requirements

1.
Each contractor, vendor, tenant and any of their sub-contractors working in this building or moving supplies, furniture and/or equipment shall secure and present to the Building Manager a certificate of insurance at least 24 hours before the work or move is scheduled to take place.

2.	The certificate of insurance must include the following coverage:

a.) Workers Compensation in statutory limits for the State of Georgia with employers’ liability limit of $ 100,000.

b.) Bodily injury, personal injury and property damage liability insurance in commercial general liability form in limits no less than $1,000,000.00 for any one occurrence.

1.)
The Commercial General Liability insurance policy shall include hazards of premises, operation, elevators, products and completed operations; and include personal injury coverage and contractual liability coverage designating the assumptions of liability including mold coverage under performance of the construction or activity.

2.)
The policy must indemnify and save Owner, Landlord and Building Manager harmless from and against all claims, demands, and causes of action of every kind in character arising in favor of contractor’s, vendor’s or moving company’s employees, Landlord’s and Building Manager’s employees or other third parties as a result of bodily injury, personal injury, death or damage to property in any way resulting from willful or negligent acts or omissions of the moving company or contractor, its agents, employees, representatives, or subcontractors.

c.) Commercial Automobile Liability coverage all owned, non-owned and hired vehicles combined with a combined single limit of not less than $1,000,000 per occurrence.

d.) Excess Liability (Umbrella) coverage of not less than $ 2,000,000 per occurrence.

3.	The Landlord and Building Manager reserve all rights of subrogation against contractor, vendor, tenant and any of their subcontractors.

4.
Contractors, vendors, tenants and any of their subcontractors shall be responsible for all damages and losses sustained by them to their tools and their equipment utilized in the performance of all work.

5.
Contractors, vendors, tenants and any of their sub-contractors shall furnish Landlord and Building Manager a Certificate of Insurance for all coverage listed above prior to commencement of operations. The following shall be named as additional insured on the Certificate:

Bank Building Limited Partnership
Ultima Real Estate Services, L.L.C.
55 Marietta St. Suite 900
Atlanta, GA 30303

6.
The certificate shall state that 30 days written notice shall be provided to Landlord and Building Manager in the event of cancellation. Further, coverage shall be placed with a carrier rated A-VI or better by AM Best.

C.	Construction Requirements

1.	Preliminary construction plans must be submitted to the Landlord and Building Manager for review and approval.

2.
After preliminary plans have been approved, a full set of construction documents, which include mechanical, plumbing and electrical drawings, stamped by all required local government authorities, must be submitted to the Landlord and Building Manager for approval.

3.	Landlord and Building Manager must receive a copy of the building permit, and the permit and notice of issuance of building permit sign must be posted at the premises.

4.
Each contractor and sub-contractor must be approved by the Landlord and Building Manager. The contractor’s certificate of insurance containing the above mentioned coverage must be on file and remain current with the Building Manager.

5.
A daily construction work schedule must be filed with the Building Manager. Building security will be informed of this schedule. Security will not allow unauthorized personnel to work in the building or work to be done at unauthorized times.

6.	Any work that causes a disturbance to others in the building must be scheduled after normal operating hours with the approval of the Building Manager.

7.	While contractors or vendors are performing work in the building a supervisor from the approved contracting company or vendor must be present.

8.
The Building Manager is to be notified before and after work is performed on any life-safety system. At no time is a life-safety system to be left inoperable overnight or without a safety watch in place.

9.	A building operator must be onsite while contractors, vendors or tenants are working after hours.

10.	The final Certificate of Occupancy, issued by the City of Atlanta, must be furnished to the Building Manager prior to tenant occupying the Premises for business.

D.	Moving and Delivery Requirements

1.
Clean Masonite sections will be used as runners on all finished areas where heavy furniture or equipment is being moved with wheel or skid-type dollies. Clean plywood sections will also be required when moving over “sensitive floors” (i.e. stone or tile floors). The Masonite must be at least ¼” thick, 4’ x 8’ sheets in elevator lobbies and corridors and 32” sheets through the doors in tenant spaces.

2.
The Building Manager and the moving company or contractor’s personnel will inspect all walls, door facings, elevator cabs and other areas along the route to be followed during the move or in the work area. The mover or contractor must provide and install protective coverings on all walls, door facings, elevator cabs and other area along the route to be followed during the move or in the work area. It is the responsibility of the mover or contractor to note any and all existing damage or defects to his path for the move or in the work area. After the completion of the move or work, the moving company or contractor will be held responsible for repair of damages or defects not already noted.

3.	All employees of a moving company must be uniformed at all times.

E.	Asbestos Containing Material (ACM)

1.	Asbestos containing materials (ACM) are present in the building located at 55 Marietta Street.

2.
The presence of ACM does not necessarily mean that a hazard exists. However, a hazard may be created when ACM is disturbed and asbestos fibers become airborne. The best way to maintain a safe environment is to avoid the disturbance of ACM.

3.
It is possible that ACM may be encountered while working at 55 Marietta Street. A summary of all known locations of ACM is kept in the office of the ACM Operations and Maintenance (O&M) Coordinator whose name and phone number are at the bottom of this section. The summary may or may not be all inclusive; therefore, workers must exercise caution and be watchful for materials that may contain asbestos. Avoid disturbing ACM or suspected ACM as you carry out your work.

4.
All work requiring the disturbance of ACM must be coordinated through the ACM O&M Coordinator to insure that the work is performed by a licensed asbestos abatement contractor, proper identifications are submitted, proper safety precautions are followed, and required air monitoring is performed.

5.	If you have any questions regarding this notice, or desire additional information on asbestos at 55 Marietta Street, please call the following ACM O&M Coordinator:

Mr. Bill Finn
Ultima Real Estate Services
55 Marietta Street
Suite 900
Atlanta, GA 30303

Please execute below as acknowledgement of receipt and acceptance of this building policy “Exhibit F”.

/s/ Winston D. Johnson
Signature

WinSonic Digital Media Group, Ltd.
Company:

Chairman/CEO
Title

2/7/07
Date

EXHIBIT “G”

LICENSE TO INSTALL CABLE AND/OR CONDUIT OUTSIDE TENANT'S PREMISES

This agreement is entered into on _______________________ (date) between ________________, a Georgia ________ ( Tenant), and _________________________, a Georgia ________ (Landlord), to authorize Tenant to install and operate telecommunications cable describe below for a term of ____________________ from the commencement date of _______________________at the ___________ Building located at ______________________, Georgia subject to the condition hereinafter described.

Description of installation:

Cable Description:_________________________________________________

Conduit Size: _____________________________________________

From:___________________________________________________

To:_____________________________________________________

Approximate Distance: ______________________________________________

(1) Tenant shall have the conduit and telecommunications cables installed at its sole cost and expense in the manner described in the attached drawing. Tenant shall reimburse Landlord for any and all reasonable expenses incurred by Landlord in connection with or as a result of the installation.

(2) Tenant will at all times be responsible for the proper maintenance and operation of the conduit and wiring therein.

(3) Landlord shall not be responsible for any interruption, malfunction, or injury to the conduit or wiring installed by Tenant which may result from any occurrences or circumstances regardless of cause.

(4) Tenant shall indemnify and save Landlord harmless from any and all claims made against Landlord resulting from this installation or any interruption of service or damage that may occur to Tenant's cables or conduit.

(5) Tenant agrees to relocate conduit and cables at Tenant's sole expense upon written notice from Landlord. Landlord shall give the proposed route of the relocation required by Landlord, and Tenant shall have the conduit and cable moved within fourteen (14) days or such other time as agreed to by Landlord if longer than fourteen (14) days.

(6) At the end of Tenant's occupancy of the Leased Premises, Tenant agrees to remove the conduit and cables and restore or repair any areas affected by Tenant's occupancy of the Leased Premises to Building's standard condition if requested to do so by Landlord, except if due to ordinary wear and tear.

(7) Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or line in or on the conduit and telecommunications cables, and any such security interest or lien granted without Landlord’s written consent shall be null and void.

(8) This Agreement is subject to all the terms and condition of the Lease Agreement dated _____________________ between ___________________ and _________________________, for space in _______________________________, Georgia.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

TENANT:

By:
Witness

LANDLORD:

By:
Witness